UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 13, 2014

APEX 9 Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54966	46-2823100
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1003 S Cimarron Road, Las Vegas, NV 89145

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 334-4424

(ISSUER TELEPHONE NUMBER)

 2251 North Rampart Blvd, #182

Las Vegas, NV 89128

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

Resignation of Gerald Epling

On July 13, 2014, APEX 9 Inc. (the “Company”) announced that Gerald A. Epling, who had been serving as the Company’s Chief Executive Officer, Chief Financial Officer, and a member of the Company’s Board of Directors, resigned from all positions with the Company, effective immediately. Mr. Epling’s resignation was in connection with his desire to pursue other interests, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Barry Epling

On July 13, 2014, following the resignation of Gerald Epling, the Company’s Board of Directors appointed Barry Epling as the Company’s Chief Executive Officer, President, and interim Chief Financial Officer. Barry Epling became the Company’s sole director following Gerald Epling’s resignation from the Board.

Barry Epling is the owner of Ferris Holding, Inc., a private entity that has been the Company’s financial supporter to date. Barry Epling and Gerald Epling are brothers. As of the date of this Current Report, the Company had not entered into any employment or compensation agreement with Barry Epling.

Biographical Information for Barry Epling

Barry Epling currently serves as Founder, Chief Executive Officer, President and Director of FHI. He began his career in 1990 with the acquisition of a single telco switch formerly owned by Drexel Burnham Lambert Inc. He transformed that purchase into a full-fledged telecommunications company called US Tel, Inc., which became a NASDAQ-listed company. As Chief Operating Officer of US Tel, Inc., he was instrumental in producing revenue growth from $5,000 per month in 1992 to over $44 million per year by 1997.

In 1997, Mr. Epling began wholesale operations for a telcom carrier company specializing in secondary and tertiary markets within the emerging markets. Through his personal efforts, Mr. Epling developed long distance telecommunications services to Myanmar, Laos, Cambodia, Vietnam, Nepal, India, Egypt, Oman, Dubai, Tajikistan and Uzbekistan.

In 2005, Barry Epling launched FHI as CEO. FHI is a business consulting company specializing in the development of nutraceuticals from formulation through management and development. FHI has developed nutraceutical products that include functional beverages, science-based primitive cell enhancement products, and products designed to deal with various health related issues of baby boomers. FHI has patents pending for its nutraceuticals and noninvasive devices.

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Barry Epling is also the President, Chief Executive Officer, and interim Chief Financial Officer of BioAdaptives, Inc., a Nevada corporation. FHI is the majority stockholder of BioAdaptives, and has entered into certain license agreements with BioAdaptives. None of the transactions between BioAdaptives and FHI are connected in any way with the Company.

Transactions with Related Persons - FHI

As noted herein, FHI is an entity that was founded and is managed by Barry Epling. Gerald Epling, who resigned as a director and officer of BioAdaptives, previously was an officer of Ferris Holding, although as of March 2014, he had resigned and had no management position with FHI.

As of the date of this Current Report, FHI was the Company’s sole stockholder.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 9, Inc.

By: /s/ Barry Epling

Name: Barry Epling

Title: Chairman of the Board of Directors, Chief Executive Officer

Dated: July 15, 2014

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